Exhibit 99


  Levi Strauss & Co. Announces Second-Quarter 2003 Financial Results


    SAN FRANCISCO--(BUSINESS WIRE)--June 26, 2003--Levi Strauss & Co. today announced financial results for the second fiscal quarter ended May 25, 2003. Despite weak market conditions, the company's sales trends improved in the second quarter from the first quarter. The company also continues to expect growth in the second half of the year.
    Second-quarter net sales rose 1 percent to $930 million from $924 million in the second quarter of 2002. On a constant-currency basis, net sales decreased approximately 5 percent for the period.
    "The second quarter was difficult because of stagnant economies and retail markets worldwide," said chief executive officer Phil Marineau. "However, I'm very pleased with our revamped product lines and our marketing strategies. Despite the persistently tough market conditions, including deflationary apparel trends in the United States and Europe, there is still an opportunity for modest growth in the second half of this year.
    "Our new Levi Strauss Signature(TM) brand will be a key driver of growth as it rolls out to all 3,000 U.S. Wal-Mart locations. We'll have full lines of men's, women's and kids' apparel in stores next month," said Marineau. "Later this year, the brand will be introduced into the mass channel in Canada and several countries in the Asia Pacific region, and in 2004 we're launching in Europe. In our core Levi's(R) and Dockers(R) businesses, we're continuing to introduce new products and marketing programs globally, including updated fits for our classic 501(R) jeans; new, mainstream finishes and fabrics for Levi's(R) apparel in the United States; and a new line of khakis for young men -- the Dockers(R) D-Series."
    Second-quarter gross profit was $385 million, or 41.3 percent of sales, which compares to $370 million, or 40.0 percent of sales, in the second quarter of 2002. Included in 2002 gross profit is $30 million of restructuring-related expenses associated with the closure of manufacturing plants. Excluding restructuring-related expenses, gross profit in the second quarter of 2002 was $400 million, or 43.3 percent of sales.
    Operating income for the quarter was $56 million, or 6.1 percent of net sales, compared to an operating loss of $82 million, or 8.9 percent of net sales, in the second quarter of 2002. Included in 2003 operating income is a reversal of $6 million of restructuring charges for prior years' restructuring initiatives. Included in 2002 operating income is $171 million of restructuring charges, net of reversals and related expenses, primarily associated with the closure of manufacturing plants that year. Second-quarter operating income excluding restructuring charges, net of reversals and related expenses, was $51 million, or 5.5 percent of net sales in 2003 and $89 million, or 9.7 percent of net sales in 2002.
    Net loss in the second quarter was $13 million compared to a net loss of $76 million in 2002. Impacting the 2003 period are net losses from the company's foreign exchange management activities and higher interest expense. Excluding restructuring charges, net of reversals and related expenses, net loss was $17 million in 2003 versus net income of $21 million in 2002.
    As of May 25, 2003, total debt was $2.31 billion compared to $2.56 billion as of February 23, 2003 and $1.85 billion as of the fiscal year ended November 24, 2002. At quarter-end, total debt, less cash, stood at $2.17 billion compared to $1.94 billion as of February 23, 2003 and $1.75 billion at the end of fiscal year 2002.
    "The rise in net debt levels reflects higher inventories associated with seasonal working capital needs and our entry into the mass channel, as well as a scheduled tax payment," said Bill Chiasson, chief financial officer. "Although we are expecting modest growth in the second half, we're not anticipating improvement in the external environment, so we're taking a more conservative view of our full-year sales. We now expect to be essentially flat versus 2002 on a constant-currency basis. Nonetheless, we remain comfortable with our prior gross margin guidance of 40-42 percent and expect operating margins to be in the range of 8-10 percent. Additionally, we anticipate net debt will peak in the third quarter, up $600 million from year-end, and expect to close the year $250-$300 million above year-end 2002 levels. As a result, we have obtained an amendment to our senior secured credit facility to reflect anticipated earnings and debt levels."
    Levi Strauss & Co. is one of the world's leading branded apparel companies, marketing its products in more than 100 countries worldwide. The company designs and markets jeans and jeans-related pants, casual and dress pants, shirts, jackets and related accessories for men, women and children under the Levi's(R), Dockers(R) and Levi Strauss Signature(TM) brands.
    The company's second-quarter investor conference call, featuring Phil Marineau, chief executive officer; Bill Chiasson, chief financial officer; and Joe Maurer, treasurer, will be available through a live audio Webcast at http://levistrauss.com/news/webcast.htm on June 26, 2003 at 10 a.m. EDT. A replay is available on the Web site the same day beginning at approximately 1 p.m. EDT and will be archived for one year. A telephone replay also is available at (706) 645-9291; I.D. #1143239 from approximately 1 p.m. EDT through July 25, 2003.

    Explanatory Notes

    Restructuring charges, net of reversals and related expenses

    Throughout this news release, references have been made to certain financial items that exclude restructuring charges, net of reversals and related expenses. This relates to charges the company has taken relating to prior years' restructuring initiatives, specifically plant closures and workforce reductions that the company has initiated since 1997. In the current quarter, reversals from the restructuring reserves equaled $6 million.
    In the past we have provided guidance with respect to EBITDA and adjusted EBITDA margins. Because these are non-GAAP measures, rather than continuing to provide these figures along with tabular comparisons to the comparable GAAP measure -- as required by recent SEC rules -- we will be providing guidance on operating margins going forward.
    This news release contains, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to our anticipated sales performance and trends; gross margins and operating margins; new product introductions; marketing and advertising initiatives; the impact of plant closures; and other matters. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We use words like "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Investors should consider the information contained in our filings with the U.S. Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended 2002, especially in the Risk Factors and Management's Discussion and Analysis sections, our most recent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this news release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this news release. We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this news release to reflect circumstances existing after the date of this news release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.


                          LEVI STRAUSS & CO.

                 CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Dollars in Thousands)
                              (Unaudited)

                           Three Months Ended     Six Months Ended
                           ------------------- -----------------------
                            May 25,   May 26,    May 25,     May 26,
                             2003      2002       2003        2002
                           --------- --------- ----------- -----------
Net sales                  $930,030  $923,518  $1,805,119  $1,858,802
Cost of goods sold          545,480   553,974   1,061,121   1,090,674
                           --------- --------- ----------- -----------
  Gross profit              384,550   369,544     743,998     768,128
Marketing, general and
 administrative expenses    343,399   318,804     666,932     617,739
Other operating (income)     (9,752)   (8,511)    (17,068)    (14,624)
Restructuring charges, net
 of reversals                (5,509)  141,078      (9,719)    141,078
                           --------- --------- ----------- -----------
  Operating income (loss)    56,412   (81,827)    103,853      23,935
Interest expense             63,346    42,510     123,026      90,533
Other (income) expense,
 net                         14,994     9,499      42,904        (178)
                           --------- --------- ----------- -----------
  Income (loss) before
   taxes                    (21,928) (133,836)    (62,077)    (66,420)
Income tax expense
 (benefit)                   (8,552)  (58,154)    (24,210)    (33,210)
                           --------- --------- ----------- -----------
  Net income (loss)        $(13,376) $(75,682)   $(37,867)   $(33,210)
                           ========= ========= =========== ===========

                       SUPPLEMENTAL INFORMATION
                        (Dollars in Thousands)
                              (Unaudited)

                            Three Months Ended     Six Months Ended
                           --------------------- ---------------------
                             May 25,    May 26,    May 25,    May 26,
                              2003       2002       2003       2002
                           ---------- ---------- ---------- ----------
Operating income (loss)      $56,412   $(81,827)  $103,853    $23,935
Restructuring charges, net
 of reversals                 (5,509)   141,078     (9,719)   141,078
Restructuring related
 expenses - 2002 plant
 closures                         --     30,099         --     30,099
                           ---------- ---------- ---------- ----------
Operating income,
 excluding restructuring
 charges, net of reversals
 and related expenses       $ 50,903   $ 89,350   $ 94,134   $195,112
                           ========== ========== ========== ==========
Operating income margin,
 excluding restructuring
 charges, net of
 reversals and related
 expenses                        5.5%       9.7%       5.2%      10.5%
                           ========== ========== ========== ==========
Operating income (loss)
 margin(a)                       6.1%     (8.9)%       5.8%       1.3%
                           ========== ========== ========== ==========

Advertising expense          $86,677    $69,638   $155,452   $135,712
                           ========== ========== ========== ==========
Depreciation and
 amortization expense        $16,368    $18,010    $31,276    $36,238
                           ========== ========== ========== ==========

(a) We expect operating income margin for fiscal year 2003 to be in the range of 8-10%.


                          LEVI STRAUSS & CO.

                          NET SALES BY REGION
                         (Dollars in millions)
                              (Unaudited)

                     Three Months Ended         Six Months Ended
                   ----------------------- ---------------------------
Net Sales (as      May 25, May 26, Percent  May 25,  May 26,   Percent
 reported)          2003    2002   Change    2003     2002      Change
                   ------- ------- ------- --------- --------- -------
Region
------
Americas           $560.6  $596.7   (6.0%) $1,074.8  $1,198.0  (10.3%)
Europe              261.2   241.4     8.2%    535.5     502.0     6.7%
Asia                108.2    85.4    26.7%    194.8     158.8    22.7%

Total              $930.0  $923.5     0.7% $1,805.1  $1,858.8   (2.9%)


                    Three Months Ended          Six Months Ended
                 ------------------------- ---------------------------
Net Sales (at     May 25,  May 26, Percent  May 25,  May 26,   Percent
 Prior Year        2003     2002   Change    2003     2002      Change
 Currency         At 2002                   At 2002
 Exchange Rates)  Currency                  Currency
                   Rates                     Rates
                 --------- ------- ------- --------- --------- -------
Region
------
Americas           $563.7  $596.7   (5.5%) $1,080.4  $1,198.0   (9.8%)
Europe              216.5   241.4  (10.3%)    448.2     502.0  (10.7%)
Asia                100.1    85.4    17.2%    181.9     158.8    14.6%

Total              $880.3  $923.5   (4.7%) $1,710.5  $1,858.8   (8.0%)



                          LEVI STRAUSS & CO.

                 CONDENSED CONSOLIDATED BALANCE SHEETS
                        (Dollars in Thousands)
                              (Unaudited)

                                              May 25,    November 24,
                                                2003         2002
                                            ------------ -------------
ASSETS

Cash and cash equivalents                      $120,965       $96,478
Restricted cash                                  23,427            --
Trade receivables, net                          499,104       660,516
Total inventories                               834,336       591,714
Other current assets                            433,724       310,185
                                            ------------ -------------
     Total current assets                     1,911,556     1,658,893
Property, plant and equipment, net              496,322       482,446
Other long-term assets                          902,596       875,945
                                            ------------ -------------
             Total Assets                    $3,310,474    $3,017,284
                                            ============ =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current maturities of long-term debt and
 short-term borrowings                          $45,686       $95,225
Accounts payable                                324,873       292,383
Restructuring reserves                           24,079        65,576
Other current liabilities                       549,905       631,606
                                            ------------ -------------
     Total current liabilities                  944,543     1,084,790
Long-term debt, less current maturities       2,268,730     1,751,752
Long-term employee related benefits             448,925       527,418
Post-retirement medical benefits                560,545       548,930
Other long-term liabilities                     123,819        99,978
                                            ------------ -------------
             Total liabilities                4,346,562     4,012,868
                                            ------------ -------------
             Total stockholders'
              deficit                        (1,036,088)     (995,584)
                                            ------------ -------------
             Total Liabilities and
              Stockholders' Deficit          $3,310,474    $3,017,284
                                            ============ =============

    CONTACT: Levi Strauss & Co.
             Eileen VanEss, 415/501-2477 (Investors)
             Linda Butler, 415/501-3317 (Media)